EXHIBIT 99.1

ARTELO BIOSCIENCES REPORTS FIRST QUARTER FISCAL YEAR 2020

FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

LA JOLLA, CA – January 14, 2020 – Artelo Biosciences, Inc. (NASDAQ: ARTL), a clinical stage biopharmaceutical company focused on the development of therapeutics that modulate the endocannabinoid system, today reported financial and operating results for the first quarter of its fiscal year ended November 30, 2019.

The Company continues to advance its clinical and pre-clinical pipeline which consists of three therapeutic candidates for cancer-related anorexia, cancer, and PTSD. During the quarter, the Company held a positive meeting with the U.K. Medicines and Healthcare Products Regulatory Agency on the initiation of a Phase 1b/2a study with ART27.13, successfully manufactured drug substance at scale, and increased its public profile. In particular, a pre-clinical study published in October 2019 demonstrated that the Company’s Fatty Acid Binding Protein 5 (FABP5) inhibitor can increase the cytotoxic and tumor suppressive effects in prostate cancer cells when coadministered with taxanes. “Artelo Biosciences is well positioned to reach a number of meaningful milestones in 2020, including the initiation of a clinical study with ART27.13 by mid-year,” stated Gregory D. Gorgas, Chief Executive Officer. “Given these and other developments, we plan to pursue strategic discussions with potential partners about each of our programs.”

First Quarter FY2020 Corporate Highlights

•	Successfully manufactured drug substance material and selected a contract research organization for our upcoming Phase 1b/2a study of ART27.13 for the treatment of anorexia and weight loss associated with cancer.

•	Concluded a productive meeting with The U.K. Medicines and Healthcare Products Regulatory Agency to discuss our upcoming Phase 1b/2a study of ART27.13.

•	Published positive pre-clinical data on ART26.12, our FABP5 inhibitor program, under development in collaboration with The Research Foundation of the State University of New York Stony Brook, in The Prostate October 2019 issue. Study identified combinations of taxanes and FABP5 inhibitors which resulted in complete prostate cell death at lower concentrations when compared to docetaxel or cabazitaxel alone.

•	Artelo conducted research studies featured in the Nature Medicine September 2019 issue. Nature Medicine recognized the importance the Company’s research findings and highlighted the scarcity of data on CBD as well the limited availability of quality clinical research identifying the dose of CBD useful to treat certain diseases and conditions.

•	Presented the Company at multiple, well-attended investment conferences in New York and London.

Financial Highlights

•	Operating expenses for the three months ended November 30, 2019 were $1,336,448 compared to $556,903 for the same period in 2018. The Company’s operating expenses were primarily related to ongoing regulatory filing requirements, research and development contracts and general and administrative expenses.

•	Net loss was approximately $1,306,361, or $0.39 per basic and $0.40 per diluted share for the quarter ended November 30, 2019 compared to a net loss of $556,903, or $0.32 per basic and diluted share for the quarter ended November 30, 2018. Net loss for the first quarter ended November 30, 2019 included a gain of $29,501 related to the change in the fair value of derivative liabilities. As of November 30, 2019, derivative liabilities amount to $0.

•	As of November 30, 2019, the Company had approximately $3,374,683 in cash, compared to $4,423,965 as of August 31, 2019.

About Artelo Biosciences

Artelo Biosciences, Inc. is a San Diego-based biopharmaceutical company dedicated to the development and commercialization of proprietary therapeutics targeting the endocannabinoid system and related pathways. Artelo is rapidly advancing a portfolio of broadly applicable product candidates designed to address significant unmet needs in multiple diseases and conditions, including anorexia, cancer, pain, and inflammation. Led by proven biopharmaceutical executives collaborating with highly respected researchers and technology experts, the company applies leading edge scientific, regulatory, and commercial discipline to develop high-impact therapies. More information is available at www.artelobio.com and Twitter: @ArteloBio.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission, including our ability to raise additional capital in the future. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ARTL@crescendo-ir.com

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

(Unaudited)

	November 30,	August 31,
	2019	2019

ASSETS
Current Assets
Cash and cash equivalents	$3,374,683	$4,423,965
Prepaid expenses	86,133	8,336
Deposits	1,500	1,500
Other receivable	45,587	8,787
Total Current Assets	3,507,903	4,442,588
Equipment, net of accumulated depreciation of $886 and $792, respectively	598	721
Intangible asset	2,039,417	2,039,417
TOTAL ASSETS	5,547,918	6,482,726
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$574,530	$348,863
Due to related parties	10,024	3,732
Derivative liability	-	29,501
Stock payable	-	639,417
Total Current Liabilities	584,554	1,021,513

STOCKHOLDERS’ EQUITY
Preferred Stock, par value $0.001, 6,250,000 shares authorized, 0 and 0 shares issued and outstanding, respectively	-	-
Common Stock, par value $0.001, 18,750,000 shares authorized, 3,426,276 and 3,353,616 shares issued and outstanding, respectively	3,426	3,354
Additional paid-in capital	11,070,517	10,278,421
Accumulated deficit	(6,117,117)	(4,810,756)
Accumulated other comprehensive loss	6,538	(9,806)
Total Stockholders’ Equity	4,963,364	5,461,213

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUIITY	$5,547,918	$6,482,726

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three months ended
	November 30,
	2019	2018

OPERATING EXPENSES
General and administrative	$403,159	$205,501
Professional fees	266,227	167,293
Research and development	666,938	184,039
Depreciation	124	70
Total Operating Expenses	1,336,448	556,903

Loss from Operations	(1,336,448)	(556,903)

OTHER INCOME (EXPENSE)
Other income	586	-
Change in fair value of derivative liabilities	29,501	-
Total other income	30,087	-
NET LOSS	(1,306,361)	$(556,903)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	16,344	4,888
Total Other Comprehensive Income (Loss)	16,344	4,888
TOTAL COMPREHENSIVE LOSS	$(1,290,017)	$(552,015)
Basic Loss per Common Share	$(0.39)	$(0.32)
Diluted Loss per Common Share	$(0.40)	$(0.32)

Basic Weighted Average Common Shares Outstanding	3,361,601	1,754,494
Diluted Weighted Average Common Shares Outstanding	3,379,000	1,754,494

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

			Additional		Accumulated Other
	Common stock		paid-in	Accumulated	Comprehensive
	Shares	Amount	capital	Deficit	Income (loss)	Total

Balance, August 31, 2019	3,353,616	$3,354	$10,278,421	$(4,810,756)	$(9,806)	$5,461,213

Common stock issuance costs	-	-	(15,151)	-	-	(15,151)
Common shares issued for services - officers	-	-	13,000	-	-	13,000
Common shares issued for acquisition of license	61,297	61	539,356	-	-	539,417
Common shares issued for settlement of debt	11,363	11	99,989	-	-	100,000
Refund for fractional stock	-	-	(117)	-	-	(117)
Stock option expense	-	-	155,019	-	-	155,019
Net loss for the period		-		(1,306,361)	-	(1,306,361)
Foreign currency translation adjustments		-		-	16,344	16,344
Balance, November 30, 2019	3,426,276	3,426	11,070,517	(6,117,117)	6,538	4,963,364

			Additional		Accumulated Other
	Common stock		paid-in	Accumulated	Comprehensive
	Shares	Amount	capital	Deficit	Income (loss)	Total

Balance, August 31, 2018	1,750,268	$1,750	$2,514,136	$(2,638,580)	$(12,280)	$(134,974)

Common shares issued for cash	29,300	29	170,745	-	-	170,774
Common shares issued for services - officers		-	13,000	-	-	13,000
Stock option granted for services		-	28,051	-	-	28,051
Net loss for the period		-		(556,903)	-	(556,903)
Foreign currency translation adjustments		-		-	4,888	4,888
Balance, November 30, 2018	1,779,568	1,779	2,725,932	(3,195,483)	(7,392)	(475,164)

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	November 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,306,361)	$(556,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	168,019	41,051
Depreciation	124	70
Change in fair value of derivative liabilities	(29,501)	-
Changes in operating assets and liabilities:
Prepaid expenses	(77,797)	(9,462)
Other receivable	(36,800)	18,665
Accounts payable and accrued liabilities	230,667	105,427
Net cash used in operating activities	(1,051,649)	(401,152)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares for cash	-	170,774
Common stock issuance costs	(15,151)	-
Refund for fractional stock	(117)	-
Advance from related parties	4,334	3,686
Repayments to related parties	(3,040)	(558)
Net cash provided by financing activities	(13,974)	173,902

Effects on changes in foreign exchange rate	16,341	4,900

Net decrease in cash and cash equivalents	(1,049,282)	(222,350)
Cash and cash equivalents - beginning of period	4,423,965	337,424
Cash and cash equivalents - end of period	$3,374,683	$115,074

Supplemental Cash Flow
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash financing and investing activities:
Common shares issued for acquisition of license offset against stock payable	$539,417
Common shares issued for settlement of stock payable	$100,000	$-